Exhibit 10.1

Modification of (i) Acquisition Agreement and (ii) Associated Seller’s Acquisition Notes

This Modification of Acquisition Agreement (“Modification Agreement”) is entered into by and between Cannabis Global, Inc., a Nevada corporation formerly known as MCTC Holdings, Inc. (hereafter referred to as “CGI”) and Lelantos Biotech., a Wyoming corporation, including without limitation its shareholders, owners, affiliates, control persons, successors and assigns, including, but not limited to, Mt. Fire, LLC, a Nevada limited liability company (“Mt. Fire”), Ma Helen M. Am Is, Inc., a Wyoming Corporation (“Helen M.”), New Horizons Laboratory Services, Inc., a Wyoming Corporation (“New Horizons”), and East West Pharma Group, Inc., a Wyoming Corporation (“East – West”) (or collectively, “Lelantos”). CGI and Lelantos may be referred to individually as a “Party” or collectively as the “Parties.”

Recitals

On February 4, 2020, CGI and Lelantos entered into an Acquisition Agreement, a copy of which is attached hereto and incorporated herein by reference as Exhibit 1. The Acquisition Agreement provided for terms and conditions related CGI’s acquisition of Lelantos and its intellectual properties including patent applications, in exchange for CGI’s issuance of 400,000 common shares issuable to Mt. Fire, and an aggregate of $500,000 of “Sellers Acquisition Notes” payable to the owners of Lelantos, particularly: $225,000 to Helen M., $225,000 to New Horizons, and $50,000 to East – West. Copies of the Sellers Acquisition Notes are attached hereto and incorporated herein by reference as Exhibit 2.

As of the date hereof, Lelantos assigned to CGI certain intellectual properties and trade secrets, including the patent applications listed on Exhibit 3.

As of the date hereof, CGI issued no common shares to Mt. Fire, LLC.

On May 31, 2020, CGI and East – West agreed to cancel their Sellers Acquisition Note. A copy of the cancellation agreement is attached and incorporated herein by reference as Exhibit 4.

As of the date hereof, CGI and New Horizons and Helen M. entered into forbearance agreements concerning their respective Sellers Acquisition Notes. CGI, New Horizons and Helen M. each agreed to the issuance of new notes maturing on November 15, 2020, respectively. Copies of the settlement agreements and replacement notes are attached hereto and incorporated herein by reference as Exhibit 5.

Pursuant to Section 6.8 of the Acquisition Agreement, the Parties agreed that any modification or amendment of the Acquisition Agreement and Sellers Acquisition Notes would only be effective by an agreement in writing signed by each Party.

The Parties, having met and conferred, agreed to amend and modify the Acquisition Agreement and the Sellers Acquisition Notes pursuant to Section 6.8.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Modification Agreement, the sufficiency and adequacy of which are acknowledged by the Parties, and in order to complete the purchase and the sale of the Purchased Shares, it is hereby agreed as follows:

Section 1; Incorporation of Recitals & Exhibits.

1.01       The Parties acknowledge that all of the representations and Exhibits set forth in the Recitals and noted elsewhere in this Modification Agreement are incorporated herein by reference and made a material part of this Modification Agreement with the same force and effect as if fully set out. The Parties agree to waive any rule of contract construction or legal presumption that would prohibit any court of competent jurisdiction from construing or enforcing this Modification Agreement based upon the contents of the Recitals and Exhibits.

Section 2; Particular Amendments.

2.01       The Parties acknowledge Lelantos’ assignment of intellectual property and trade secrets and patent applications to CGI. The patent applications assigned to CGI are summarized in Exhibit 3.

2.02       The Parties agree to amend and modify the Acquisition Agreement as follows:

(a) Section 3, CONSIDERATION TO BE PAID TO LELANTOS AND/OR ITS OWNERS shall be deleted and retitled: CONSIDERATION TO BE PAID TO LELANTOS.

(b) Delete Section 3, part 3.1 in its entirety. CGI shall have no obligation to issue 400,000 common shares to Mt. Fire as consideration.

(c) Delete Section 3, part 3.2 in its entirety. The Sellers Acquisition Notes (see Exhibit 2) are hereby cancelled with prejudice to any and all rights of any kind whatsoever pertaining to and in favor of Helen M., New Horizons, and East – West.

(d) Section 3, part 3.1 shall read: CGI agrees to pay to Lelantos, as complete and full consideration for the acquisition of the intellectual properties, trade secrets and patents, the purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note for the total purchase price (attached hereto and incorporated by reference as Exhibit 6).

(e) Delete Section 4 in its entirety.

(f) Delete Section 5 in its entirety. The Seller’s Acquisition Notes having been cancelled with prejudice by operation of this Modification Agreement.

(g) Delete Section 6, part 6.1. Any dispute between Lelantos and CGI shall be resolved by court action, with each party bearing its own costs of litigation. However, the prevailing party in any such action shall recover its attorney fees and costs.

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Section 3; Authority and Representations of Lelantos.

3.01 Lelantos has full power and authority, on behalf of itself and its control persons, its past and present shareholders, members, directors, employees, managers, parents, affiliates, subsidiaries, principals, officers, related entities, assigns and successors, including its respective owners, namely New Horizons, East – West, and Helen M., and each of their respective past and present shareholders, members, directors, employees, managers, parents, affiliates, subsidiaries, principals, officers, related entities, assigns and successors, to enter into this Modification Agreement and to completely carry out their respective obligations hereunder and thereunder, and to consummate the modifications and amendments contemplated hereby and thereby.

3.02 The execution and delivery by Lelantos, including its past and present shareholders, members, directors, employees, managers, parents, affiliates, subsidiaries, principals, officers, related entities, assigns and successors, including its respective owners, namely New Horizons, East – West, and Helen M., of this Modification Agreement and any ancillary document to which any are Parties; the performance by Lelantos of its obligations, and by extension its owners including New Horizons, East – West, and Helen M. hereunder and thereunder, and the consummation of the modification and amendments contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Lelantos, New Horizons, East – West, and Helen M. in conjunction with their respective financial and legal advisors, and in compliance with their respective state laws of incorporation, and their respective by laws.

3.03 This Modification Agreement has been duly executed and delivered by Lelantos on behalf of its past and present shareholders, members, directors, employees, managers, parents, affiliates, subsidiaries, principals, officers, related entities, assigns and successors, including its respective owners, namely New Horizons, East – West, and Helen M., and, assuming due authorization, execution and delivery by CGI, this Agreement constitutes a legal, valid and binding obligation of Lelantos, New Horizons, East – West, and Helen M. enforceable against them in accordance with its terms.

Section 4; No Conflicts; Consents. The execution, delivery and performance by Lelantos of this Agreement, on behalf of itself and its respective owners, namely New Horizons, East – West, and Helen M., and the respective shareholders, control persons, affiliates, successors and assigns, and the consummation of the amendments contemplated hereby and thereby, do not and will not: (a) require the consent, notice or other action by any other Person or entity other than Lelantos, create a conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Party the right to accelerate, terminate, modify or cancel any Contract to which Lelantos or any of its owners, namely New Horizons, East – West, and Helen M., are a party or by which Lelantos or any of its owners are bound.

Section 5; Indemnification of CGI by Lelantos, New Horizons, Helen M. and East – West.

5.01 Survival. Subject to the limitations and other provisions of this Modification Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date.

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5.02 Indemnification by Lelantos; Subject to the other terms and conditions of this Section 5, Lelantos, including its owners New Horizons, Helen M. and East – West, agree to indemnify and defend CGI and its Affiliates and its past and present shareholders, members, directors, employees, managers, parents, affiliates, subsidiaries, principals, officers, related entities, assigns and successors (collectively, the “CGI Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the CGI Indemnitees, including reasonable attorney fees, based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of this Modification Agreement, and any of the representations or warranties of Lelantos, New Horizons, Helen M. or East – West contained in this Modification Agreement or in any certificate or instrument delivered by or on behalf of Lelantos pursuant to this Modification Agreement as of the date such representation or warranty was made, or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); and,

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Lelantos pursuant to this Modification Agreement.

Section 6; Miscellaneous.

6.01       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section:

Cannabis Global, Inc. (“CGI”) 520 S. Grand Avenue, Ste. 320 Los Angeles, CA 90071 Attention: Mr. Arman Tabatabaei	Lelantos Biotech (“Lelantos”) 30 N Gould St Ste R Sheridan, WY 82801 Attention: Ms. Ma Helen M Am Is

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6.02 Knowing and Voluntary Acknowledgment. The Parties specifically agree and acknowledge that: (a) They have each read this Modification Agreement in its entirety and understand all of its terms; (b) They have consulted with legal counsel as each deemed necessary; (c) They each knowingly, freely, and voluntarily assent to all of its terms and conditions including, without limitation, the modifications and amendments contained herein; (d) They are executing this Modification Agreement for good and valuable consideration regardless of anything of value to which the Parties are otherwise entitled.

6.03 Successors and Assigns. This Modification Agreement shall inure to the benefit of the respective Parties and each of their successors and assigns.

6.04 Entire Agreement. This Modification Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof. This Modification Agreement may not be amended except by a written agreement signed by each Party.

6.05 Governing Law; Jurisdiction. This Modification Agreement shall be deemed to be a contract made under the laws of the State of California. This Modification Agreement and the construction, validity, enforcement, performance and interpretation of, or any dispute or claim arising out of or in relation to, this Agreement (whether in contract, tort or otherwise) shall be construed in accordance with the laws of the State of California without giving effect to the rules of the State of California governing the conflicts of laws. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Modification Agreement and the transactions herein contemplated (“Proceedings”) (whether brought against a Party or its respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party hereby irrevocably, knowingly and voluntarily waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. For purposes of this Modification Agreement, “California Courts” means the state and federal courts sitting in the State of California, City of Los Angeles.

6.06 Severability. If any provision of this Modification Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Modification Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Modification Agreement.

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6.07 Counterparts. This Modification Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.08 Successors and Assigns. Except as otherwise provided in this Modification Agreement, this Modification Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of the Parties’ respective successors, assigns, heirs, executors, administrators and legal representatives, including without limitation, their respective past and present shareholders, members, directors, employees, managers, owners, parents, affiliates, subsidiaries, principals, officers, related entities, namely, East – West, New Horizons, and Helen M.

6.09 Preparation of Agreement. CGI prepared this Agreement solely on its behalf. Each Party to this Modification Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Modification Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Modification Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of the other Party in connection with the transactions contemplated by this Modification Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each Party agrees that no conflict, omission or ambiguity in this Modification Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against the other Party on the basis that such Party was responsible for drafting this Modification Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CANNABIS GLOBAL, INC.
By: /s/ Arman Tabarabaei Name: Arman Tabatabaei Title: Principal Executive Officer

LELANTOS BIOTECH
By: /s/ Ma Helen M Am Is Name: Ms. Ma Helen M Am Is Title: Chief Executive Officer

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 Exhibit 1

ACQUISITION AGREEMENT

DATED AS OF FEBRUARY 4, 2020

BY AND BETWEEN

MCTC HOLDINGS, INC.

AND

LELANTOS BIOTECH, INC.

THIS ACQUISITION AGREEMENT (“Agreement”) is entered into as of February 12, 2020 (the “Effective Date”), by and between MCTC Holdings, Inc., a Delaware corporation (“MCTC” or “Buyer”), Lelantos Biotech, Inc., a privately held Wyoming Corporation (“Lelantos” or “Seller”), and the Owners of Lelantos (the “Owners”). MCTC, Lelantos and the Owners are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Lelantos is involved in various aspects of research and development in areas that are of interest to MCTC.

WHEREAS, MCTC wishes to acquire, for valuable consideration, all assets of Lelantos and all outstanding shares of Lelantos in a 100% acquisition of Lelantos (the “Acquisition”).

WHEREAS, Lelantos is a recently created corporation and has assets consisting only of intellectual property in the form of trade secrets relative to cannabinoid delivery systems, has no liabilities and no other business operations.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, agreements and covenants herein contained, the Parties agree as follows.

SECTION ONE - PURCHASE PRICE.

1.1 The Purchase Price to be paid by MCTC for Lelantos shall be:

Four Hundred Thousand (400,000) common shares of MCTC (the “Acquisition Shares”) to be paid immediately and Five Hundred Thousand Dollars ($500,000) in the form of Seller’s Acquisition Notes payable to the owners of Lelantos, (the “Seller's Acquisition Notes”) under the terms outlined herein.

1.2 Acquisition of All Assets. MCTC shall acquire all outstanding shares of Lelantos and all intellectual property assets.

1.3 Closing. The Closing shall take place as soon as the following conditions are met:

The Parties agree to all terms in the Agreement and each Party delivers an executed copy to the other Party.

The Respective Board of Directors of both MCTC and Lelantos unanimously pass and unanimously sign such resolutions authorizing this transaction.

Each Party receives the stated deliveries at Closing, as outlined herein.

1.4 Delivery at Closing. The Parties shall deliver the following at closing:

‘MCTC shall deliver:

•	Duly signed the resolution of the board of directors authorizing this transaction.
•	Issuance of the Acquisition Shares.
•	Issuance of the Acquisition Notes to the owners of Lelantos.

Lelantos shall deliver:

•	Signed Agreement authorizing the transaction.

SECTION TWO - REPRESENTATIONS AND AGREEMENT CONCERNING THE ACQUISITION

2.1 Representations of Lelantos. Lelantos hereby represents to MCTC, subject to those exceptions set forth in the Disclosure Schedule, as of the date of this Agreement and as of the Closing as follows:

(a) Organization of Sellers. Lelantos is a corporation duly organized, validly existing and in good standing under the laws of Wyoming.

(b) Authorization of Transaction. Lelantos has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, subject to the approval thereof by the holders of at least a majority in combined voting power of the outstanding shares of Lelantos’s common stock, par value $0.001 per share (the “Stockholder Approval”). This Agreement and the other Transaction Documents to which Lelantos is a party constitute the valid and legally binding obligation of Lelantos, enforceable in accordance with their respective terms and conditions, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and other similar Legal Requirements affecting creditors’ rights and remedies generally. As of the date hereof, the Lelantos board of directors has approved and declared advisable this Agreement and the transactions contemplated hereby.

Non-contravention. Neither the execution and delivery of this Agreement and the Transaction Documents to which Lelantos is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Seller is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any Seller is a party or by which it is bound or to which any of its assets are subject.

Litigation. Lelantos is not a party to any pending or, to Lelantos’s knowledge, threatened Proceeding which would reasonably be expected to affect the legality, validity or enforceability of, or prohibit the consummation of, the transactions contemplated by this Agreement.

Lelantos was created as a corporate entity on December 1, 2019. Lelantos has no other assets, except those listed in Appendix A. It has no liabilities. It has no employees.

2.2 Representations of MCTC. MCTC hereby represents to Leantos as of the date of this Agreement and as of the Closing as follows:

(a) Organization of Sellers. MCTC is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b) Authorization of Transaction. MCTC has the corporate power and authority to execute and deliver this Agreement and the other documents to which it is a party and to perform its obligations hereunder and thereunder. MCTC’s states it does not require a full shareholder vote to enter into and close upon this Agreement.

Non-contravention. Neither the execution and delivery of this Agreement and the transaction documents to which MCTC is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Seller is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any Seller is a party or by which it is bound or to which any of its assets are subject.

Litigation. MCTC is not a party to any undisclosed, pending or, to MCTC’s knowledge, threatened proceedings, which would reasonably be expected to affect the legality, validity or enforceability of, or prohibit the consummation of, the transactions contemplated by this Agreement.

SECTION THREE - CONSIDERATION TO BE PAID TO LELANTOS AND/OR ITS OWNERS

3.1 Common Stock Consideration - MCTC will pay Owner, Mount Fire, LLC, a Nevada limited liability company Four Hundred Thousand (400,000) restricted common shares (the “Acquisition Shares”) in MCTC upon closing. Registration rights for these shares are outlined herein, These Acquisition Shares shall be subject to sales restrictions as outlined in Section Four.

3.2 Consideration in Form Acquisition Notes - As consideration for the Acquisition, MCTC agrees to issue to the owners of Lelantos Seller’s Acquisition Notes with the value of Five Hundred Thousand Dollars ($500,000). These Seller’s Acquisition Notes Mature on May 31, 2020.

SECTION FOUR - CONCERNING THE ACQUISITION SHARES

4.1 Sales of Acquisition Shares shall be subject to a leak out agreement as follows:

•	The first One Hundred Thousand shares are eligible at any time.

•	The remaining 300,000 will be eligible for sale at the rate of 100,000 shares during any thirty-day (30) period.

•	The leak out can be canceled at any time by the MCTC board of directors based on majority vote of the directors.

4.2 Registration Rights for Acquisition Shares. Within Fourteen (14) days of the Effective Date of this Agreement, MCTC will cause a registration statement to be filed with the Securities & Exchange Commission to register the Acquisition Shares.

SECTION FIVE - CONCERNING THE ACQUISITION NOTES AND SHARES

5.1 The Acquisition Notes shall be issued to the Owners as directed by the general manager of Lelantos as outlined in the Seller’s Acquisition Notes.

5.2 The Owners will hold certain registration rights as outlined in the Seller’s Acquisition Notes.

5.3 The Owners will hold certain anti-dilution rights as outlined in the Seller’s Acquisition Notes.

5.4 The Owners will hold limited conversion rights as outlined in the Seller’s Acquisition Notes.

5.5. The Owners will be subject to leak out sales agreements as outlined in the Seller's Acquisition Notes

SECTION SIX - OTHER PROVISIONS OF THE AGREEMENT

6.1 Disagreements - Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. MCTC agrees to pay for all reasonable costs of any such arbitration.

6.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses known to the Parties.

6.3 Cumulative Remedies. Except to the extent expressly provided to the contrary, the rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

6.4 Equitable Relief. The Parties acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

6.5 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written, and oral, with respect to such subject matter.

6.6 Successor and Assigns. The rights evidenced hereby shall be binding upon and shall inure to the benefit of the Parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

6.7 Headings The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.8 Amendment and Modification; Waiver. Except as otherwise provided herein, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.9 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other Jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

6.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Californa in each case located in the County of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

6.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.14 No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

End of Agreement Text - Signature Page(s) to Follow)

IN AGREEMENT:

FOR MCTC

/s/ ARMAN TABATABAEI

ARMAN TABATABAEI - CEO.

DATE: 2/12/2020

/s/ROBERT L. HYMERS

ROBERT L. HYMERS - CFO

DATE: 2/12/2020

FOR LELANTOS

/s/MA HELEN M AM IS

MA HELEN M AM IS

DATE:2/16/2020

(END OF AGREEMENT)

Exhibit 2

SELLERS ACQUISITION NOTE

Principal Amount: $225,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to the Acquisition Agreement between MCTC Holdings, Inc. and Lelantos, Inc, a Wyoming Corporation, dated February 4, 2020, MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order Ma Helen M. Am Is, Inc,, a Wyoming Corporation or the holders assigned (he “Holder") the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (In each case in accordance with the terms hereof). This Acquisition Note was issued pursuant to the Acquisition Agreement dated February 12, 2020 (the “Acquisition Agreement”).

SECTION ONE - GENERAL TERMS.

a) Maturity Date.

b) 1.1 The “Maturity Date” shall be May 31, 2020, as may be extended at the option of the Holder, or as provided herein.

(a) 1.2. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) (“Interest Rate"), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to fifteen percent (1546) (“Default Interest Rate”), Interest shall be calculated on the basis of 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(a)1.3. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal an Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein (he “Alternative Payment Period”).

(a)1.4. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

(a)1.5. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”) or (“Buy Out Option”).

c) SECTION TWO - EVENTS OF DEFAULT

(a)2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)2.2. The Company's failure to pay o the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion a outlined herein;

(a)2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or Liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed fora period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or the order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian private or court appointed receiver or the like for or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that tis unable to pay, or shall be unable to pay its debts generally as they become due, or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of electing any of the foregoing;

a. The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shill hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable price to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

b. The Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of is intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

c. The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note

2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’ election, immediately due and payable in cash.

2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after the original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default

d) SECTION THREE - ALTERNATIVE PAYMENT OF THE NOTE

e) ln the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the holder shall two options for repayment: 1) An Alternative Payment Stake, or 2) Buy Out Option.

f) 3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the Holder will have the option, not -withstanding the limitations outlined in Section Six, but not the obligation, at any time after August , 2020 to have the Note satisfied by converting the outstanding Value into a 6.75% (0.0675) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into prorated amount in into a prorated 6.75% (0.0675) fully diluted ownership position in the Company. Upon receiving the Alterative Payment Stake, the Acquisition Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

(a)3.2. Registration. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, prior to June 27, 2020, the Company will cause a registration statement to be filed with the Securities & Exchange Commission to register the underlying common shares represented by the Alternative Payment Stake, should the Holder request such registration prior to June 15, 2020. At any time after June 15, 2020, any Holder will have the right to request registration of any common shares received under this agreement and the Company shall have an obligation to register the shares within 90 days of any such notification.

(b)3.3. Buy Out Option. In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the Holder will have the option, to force repayment of the Note via exercise of a Buy Out Option. Any time after the Note is outstanding for at least one (1) year, the Holder has the option to elect repayment of the Note in cash at forty percent (40%) of the value that would have been received if the option for the Alterative Payment Stake had been exercised. The calculation for the Buy Out Option is as follows: On the date of the election for the Buy Out Option, the cash value would be total outstanding common shares of the Company on the day of election, times 6.75% (0.0675), times the average closing price of the common shares over the preceding 30 trading days, times 40%. The Company shall have ninety (90) days to make this payment in cash to the Holder.

(i) SECTION FOUR ANTI-DILUTION RIGHTS

(ii) 4.1. Absolute Anti-Dilution Rights. Holders of Acquisition Notes and Alternative Payments Stakes shall be protected by broadly defined ant-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger dissolution, issue or sale of securities, of any ole Voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute ant-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute Anti-dilution right and in the taking of all such action whether or not requested by the Conversion Noteholders or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

(iii) 4.2. Further Anti-Dilution Rights for Acquisition Notes and Alterative Payment Stakes.

(iv) 4.2.1 Relative to any Alterative Payments Stakes. Assuming the underlying shares held were registered by MCTC as outlined in Section 1.6 and converted, holders of Alternative Payments Stakes shall have unlimited anti-Dilution rights on the Alterative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares 1 the Holders to return the Holder to the same percentage ownership in the Company, less any liquidated or sold acquisition shares. If the underlying shares are not registered as outlined in Section 1.6, holders of Alliterative Payments Stakes shall hold anti-dilution rights for a period of three (3) years after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, of any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ‘ownership. Such rights shall pertain to al class of securities on an as-converted to Common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holders. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alterative Payments Stakeholders

(v) 4.2.2. Relative to Acquisition Notes. Holders of Acquisition Notes shall have unlimited anti-dilution rights fora period of five (5) years from the date of the Notes. These rights are absolute and shall be broadly interpreted in favor of the holder of the Acquisition Notes, Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the making of al such action whether or not such actions were requested by Acquisition Note holders out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions were requested by Acquisition Note holders.

(vi) SECTION FIVE - CONVERSION

(vi) 5.1. Conversion Mechanics from Alterative Payment Stakes to Common Shares, To convert into shares of Common Stock on any date (a “Conversion Date"), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 pm. Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (The "Conversion Notice") to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the Holder’ or Holder’s designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the older shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(viii) 5.2. Company's Failure to Timely Convert If within five (5) Trading Days after the Company’s receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder’ request and in the Holders discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted io common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

(ix) 5.3. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included In a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions (or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) SECTION SIX - LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

(i) 6.1. Leak Out Provision on Alternative Payments Stakes, The holders of the Alternative Payments Stakes shall be bound by a Leak Out Agreement restricting sales of the Acquisition Shares to no more than 30% of total holdings during the first 30 days after clearance of the shares for trading and no more than 25% of the remaining shares during any additional 30 days period, Holder of the Alternative Payments Stake shall be automatically released from the Leak Out Agreement if the average daily dollar trading volume of MCTC common shares exceeds an average of $30,000 per day for any fifteen day trading period alter conversion.

(ii) 6.2. Beneficial Ownership. The Holder shall not have the sight to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note, The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days price notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

(iii) 6.3. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the bolder is subject, (iii) conflict with result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is Bound or to which any of its assets are subject.

(iv) SECTION SEVEN OTHER PROVISIONS

(d) 7.1.        Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by the Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and others are parties and or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 wo permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 USC. SECTION 105 SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS ANDIOR APPLICABLE

The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel

(e) 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note, and within five (5) Business Days following the receipt by the Company of Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(i) 7.3. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, fee from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall, subject to any additional requirements of the Company as to reservation of such share set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(ii) 7.4. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue of remedies available to it at law or inequity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

g) 7.5. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of Shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such Securities or other assets 10 which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (i) in Lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the Holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note

h) SECTION EIGHT REISSUANCE OF THIS NOTE

(a) 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note wo the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, unless then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)i) following conversion or redemption of any portion of this Not, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction of mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company’ in customary form and, in the ease of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d) representing the outstanding Principal.

(c) 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (j) shall be of like tenor with this Note, (i) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (ii) shall have an issuance date, as indicated on the face (of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

i) SECTION NINE OTHER PROVISIONS

j) 9.1. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

k) 9.2. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

l) 9.3. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

m) 9.4. No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

n)       TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

o)       9.5. If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

p)       9.6. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

q)       9.7. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

r) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Seller's Acquisition Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

/s/ ARMAN TABATABAEI

ARMAN TABATABAEI- CEO

DATE 2/12/2020

/s/ ROBERT L. HYMERS,

ROBERT L. HYMERS - CFO

DATE: 2/12/2020

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date: Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

SELLERS ACQUISITION NOTE

Principal Amount: $225,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to the Acquisition Agreement  between MCTC Holdings, Inc. and Lelantos, Inc., a Wyoming Corporation, dated February 12, 2020, MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order New Horizons Laboratory Services, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Acquisition Note was issued pursuant to the Acquisition Agreement dated February 12, 2020 (the “Acquisition Agreement”).

1. SECTION ONE - GENERAL TERMS

1.1.       Maturity Date. The “Maturity Date” shall be May 31, 2020, as may be extended at the option of the Holder, or as provided herein.

1.2. No Assignment. This Note is non-assignable.

1.3. 1.3. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to fifteen percent (15%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

1.4. 1.4. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal and Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein (the “Alternative Payment Period”)

1.5. 1.5. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

1.6. 1.6. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”) or (“Buy Out Option”).

2. SECTION TWO - EVENTS OF DEFAULT

2.1. 2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

2.1.1. 2.2. The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;

2.1.2. 2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a.       The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

b.       The Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

c.       The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

2.2.       2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash.

2.3.       2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default.

3. SECTION THREE – ALTERNATIVE PAYMENT OF THE NOTE

4.       In the event the Maturity Date is extended due to nonpayment during the Cash Repayment Period, the holder shall two options for repayment: 1) An Alternative Payment Stake, or 2) Buy Out Option.

5.       3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to nonpayment during the Cash Repayment Period, the Holder will have the option, notwithstanding the limitations outlined in Section Six, but not the obligation, at any time after August 12, 2020 to have the Note satisfied by converting the outstanding value into a 6.75% (0.0675) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into a prorated amount in into a prorated 6.75% (0.0675) fully diluted ownership position in the Company. Upon receiving the Alternative Payment Stake, the Acquisition Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

5.1.       3.2 Registration. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, prior to June 27, 2020, the Company will cause a registration statement to be filed with the Securities & Exchange Commission to register the underlying common shares represented by the Alternative Payment Stake, should the Holder request such registration prior to June 15, 2020. At anytime after June 15, 2020, any Holder will have the right to request registration of any common shares received under this agreement and the Company shall have an obligation to register the shares within 90 days of any such notification.

5.2.       3.3. Buy Out Option. In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the Holder will have the option, but not an obligation, to force repayment of the Note via exercise of a Buy Out Option. Any time after the Note is outstanding for at least one (1) year, the Holder has the option to elect repayment of the Note in cash at forty percent (40%) of the value that would have been received if the option for the Alternative Payment Stake had been exercised. The calculation for the Buy Out Option is as follows: On the date of the election for the Buy Out Option, the cash value would be total outstanding common shares of the Company on the day of election, times 6.75% (0.0675), times the average closing price of the common shares over the preceding 30 trading days, times 40%. The Company shall have ninety (90) days to make this payment in cash to the Holder.

5.2.1. SECTION FOUR – ANTI-DILUTION RIGHTS

5.2.2.        4.1. Absolute Anti-Dilution Rights. Holders of Acquisition Notes and Alternative Payments Stakes shall be protected by broadly defined anti-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute anti-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute antidilution right and in the taking of all such action whether or not requested by the Conversion Noteholders or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

5.2.3. 4.2. Further Anti-Dilution Rights for Acquisition Notes and Alternative Payment Stakes.

5.2.4. 4.2.1 Relative to any Alternative Payments Stakes. Assuming the underlying shares held were registered by MCTC as outlined in Section 1.6 and converted, holders of Alternative Payments Stakes shall have unlimited anti-dilution rights on the Alternative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares to the Holders to return the Holder to the same percentage ownership in the Company, less any liquidated or sold acquisition shares. If the underlying shares are not registered as outlined in Section 1.6, holders of Alternative Payments Stakes shall hold anti-dilution rights for a period of three (3) years after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, or any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ownership. Such rights shall pertain to all class of securities on an as-converted to common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holders. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alternative Payments Stakeholders.

5.2.5. 4.2.2. Relative to Acquisition Notes. Holders of Acquisition Notes shall have unlimited anti-dilution rights for a period of five (5) years from the date of the Notes. These rights are absolute and shall be broadly interpreted in favor of the holder of the Acquisition Notes. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions were requested by Acquisition Note holders.

5.2.6. SECTION FIVE - CONVERSION

5.2.7. 5.1. Conversion Mechanics from Alternative Payment Stakes to Common Shares. To convert into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

5.2.8. 5.2. Company's Failure to Timely Convert. If within five (5) Trading Days after the Company's receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder's request and in the Holder's discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

5.2.9. 5.3. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

5.3.       SECTION SIX – LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

5.3.1. 6.1. Leak Out Provision on Alternative Payments Stakes. The holders of the Alternative Payments Stakes shall be bound by a Leak Out Agreement restricting sales of the Acquisition Shares to no more than 30% of total holdings during the first 30 days after clearance of the shares for trading and no more than 25% of the remaining shares during any additional 30 days period. Holders of the Alternative Payments Stake shall be automatically released from the Leak Out Agreement if the average daily dollar trading volume of MCTC common shares exceeds an average of $30,000 per day for any fifteen-day trading period after conversion.

5.3.2. 6.2. Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

5.3.3. 6.3. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the holder is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is bound or to which any of its assets are subject.

5.3.4. SECTION SEVEN OTHER PROVISIONS

5.4. 7.1. Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

5.5. 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

5.5.1. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

5.5.2. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of

Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

6. 7.3. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.        SECTION EIGHT REISSUANCE OF THIS NOTE

7.1. 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

7.2. 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

7.3. 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

8. SECTION NINE OTHER PROVISIONS

9. 9.1 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

a) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

b) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

c) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

d) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

e) If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

f) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

g) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Seller's Acquisition Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

/s/ ARMAN TABATABAEI

ARMAN TABATABAEI- CEO

DATE 2/12/2020

/s/ ROBERT L. HYMERS,

ROBERT L. HYMERS - CFO

DATE: 2/12/2020

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date: Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

SELLERS ACQUISITION NOTE

Principal Amount: $50,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to the Acquisition Agreement between MCTC Holdings, Inc. and Lelantos, Inc., a Wyoming Corporation, dated February 12, 2020 and MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order East West Pharma Group, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Acquisition Note was issued pursuant to the Acquisition Agreement dated February 12, 2020 (the “Acquisition Agreement”).

a)       SECTION ONE - GENERAL TERMS

b)       1.1. Maturity Date. The “Maturity Date” shall be May 31, 2020, as may be extended at the option of the Holder, or as provided herein.

(a)       1.2. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to five percent (5%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(b)       1.3. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal and Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein (the “Alternative Payment Period”)

(c)       1.4. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

(d)       1.5. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”).

c)       SECTION TWO - EVENTS OF DEFAULT

(a)       2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)       2.2. The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;

(ii)       2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a.       The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

b.       The Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes.

c.       The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

(b)       2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash.

(c)       2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default.

d) SECTION THREE – ALTERNATIVE PAYMENT OF THE NOTE

e) In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the holder shall two options for repayment via an Alternative Payment Stake.

f) 3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to nonpayment during the Cash Repayment Period, the Holder will have the option, notwithstanding the limitations outlined in Section Six, but not the obligation, at anytime after August 30, 2020 to have the Note satisfied by converting the outstanding value into a 1.5% (0.015) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into a prorated amount in into a prorated 1.5% (0.015) fully diluted ownership position in the Company. Upon receiving the Alternative Payment Stake, the Acquisition Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

(i) SECTION FOUR – ANTI-DILUTION RIGHTS

(ii) 4.1. Absolute Anti-Dilution Rights. Holders of Acquisition Notes and Alternative Payments Stakes shall be protected by broadly defined anti-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute anti-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not requested by the Conversion Noteholders or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

(iii) 4.2. Further Anti-Dilution Rights for Acquisition Notes and Alternative Payment Stakes.

(iv) 4.2.1 Relative to any Alternative Payments Stakes. Holders of Alternative Payments Stakes shall have unlimited anti-dilution rights on the Alternative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares to the Holders to return the Holder to the same percentage ownership in the Company, less any liquidated or sold acquisition shares. If the underlying shares are not registered, holders of Alternative Payments Stakes shall hold anti-dilution rights for a period of one (1) year after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, or any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ownership. Such rights shall pertain to all class of securities on an as-converted to common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holders. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alternative Payments Stakeholders.

(v) SECTION FIVE - CONVERSION

(vi) 5.1. Conversion Mechanics from Alternative Payment Stakes to Common Shares. To convert into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(vii) 5.2. Company's Failure to Timely Convert. If within five (5) Trading Days after the Company's receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder's request and in the Holder's discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

(viii) 5.3. Book-Entry. Notwithstanding anything to the contraryset forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(b) SECTION SIX – LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

(i) 6.1. Leak Out Provision on Alternative Payments Stakes. The holders of the Alternative Payments Stakes shall be bound by a Leak Out Agreement restricting sales of the Acquisition Shares to no more than 30% of total holdings during the first 30 days after clearance of the shares for trading and no more than 25% of the remaining shares during any additional 30 days period. Holders of the Alternative Payments Stake shall be automatically released from the Leak Out Agreement if the average daily dollar trading volume of MCTC common shares exceeds an average of $30,000 per day for any fifteen-day trading period after conversion.

(ii) 6.2. Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

(iii) 6.3. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the holder is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is bound or to which any of its assets are subject.

(iv) SECTION SEVEN OTHER PROVISIONS

(c) 7.1. Security Interest. Security Interest/Waiver of aw be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN

ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

(d) 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(i)       The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(ii)       Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

g) 7.3. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note

h) SECTION EIGHT REISSUANCE OF THIS NOTE

(a) 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

(c) 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

i) SECTION NINE OTHER PROVISIONS

j) 9.1 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

k) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

l) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

m) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

n) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

o) If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

p) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

q) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

r) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Seller’s Acquisition Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

/s/ ARMAN TABATABAEI

ARMAN TABATABAEI - CEO

DATE: 2/12/2020

/s/ ROBERT L. HYMERS

ROBERT L. HYMERS - CFO

DATE: 2/12/2020

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date: Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

 Exhibit 3

File Date	Status	Title	Title
9/13/19	Pending	Cannabinoid Delivery System and Method of Marketing

Cannabinoid Delivery System and Method of Marketing

EXPLANATION: Patent filing for unique cannabinoid delivery system that combines cannabinoid and edible film. The cannabinoids are manufactured into the film. The film can be used for packaging of cannabis containing foods or for its own delivery vehicle. The film is completely edible and dissolves a bond contract with water.

1/16/2020	Pending	Article: Method and Apparatus for producing a cannabinoid enriched beverage.

Method and Apparatus for producing a cannabinoid enriched beverage.

EXPLANATION: This patent application covers nanoparticle and nanofiber methodologies for enhancing foods and beverages using cannabinoids. Nanoparticles are tiny particles of cannabinoids that measure one billionth of a meter across. Additionally, the application covers a unique way convert particular cannabinoid containing liquids into powders and to then convert the powders into a solid mass to be placed into a single serving beverage pod. It also protects the invention of the pod containing the powders and/or solid mass.

09/24/2019	Pending	Water soluble composition with enhanced bioavailability.

Water soluble composition with enhanced bioavailability.

EXPLANATION: This patent application relates to a new methodology to utilize a water soluble form of Vitamin E in order to produce a highly bioavailable mixture of cannabinoids that can be added to foods and beverages. What this means is that when cannabinoids are produced using this patent pending process more of the cannabinoids get into the bloodstream than would normally.

The preparations can also be used for topical skin applications.

10/1/2019	Pending	Printed Shape Changing Article for Delivery of Cannabinoids	Printed Shape Changing Article for Delivery of Cannabinoids

EXPLANATION: This is a patent application on a small device that can be dropped into a beverage. The device contains cannabinoids that are infused into the beverage upon contact with water. The interaction of moisture with the components of the apparatus produces a change in the shape of the apparatus. For example, upon dropping this invention into hot tea, cannabinoids would be released, while the shape changes into a predetermined figure, such as a flower or butterfly.

11/4/2019	Pending	Electrosprayed and Electrospun Cannabinoid compositions and processes to produce.

Electrosprayed and Electrospun Cannabinoid compositions and processes to produce.

EXPLANATION: This patent covers a wide variety of techniques and processes to convert cannabinoids into nanoparticles and nanofibers.

12/11/2019	Pending	Cannabinoid Enriched Composition and Method of Treating Medical Condition Therewith.

Cannabinoid Enriched Composition and Method of Treating Medical Condition Therewith.

EXPLANATION: This patent application covers the methodologies for converting liquid containing cannabinoids into a powder for use in foods, pharmaceuticals, nutraceuticals and beverages.

 Exhibit 4

NOTE CANCELLATION AGREEMENT

This NOTE CANCELLATION AGREEMENT (this "Agreement") is entered into as of May 31, 2020 (the “Effective Date”), by and among Cannabis Global, Inc., a Nevada corporation, formerly known is MCTC Holdings, Inc., a Delaware company (the "Borrower") and East West Pharma Group, Inc., a Wyoming corporation (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the February 12, 2020 Seller’s Acquisition Note, between the Parties.

RECITALS

1)	Borrower and Lender are parties to the February 12, 2020 Seller’s Acquisition Note. (the “Note”),
2)	The Parties have agreed to cancel the Note and all related obligations between the Parties.

Now, therefore, the Parties agree to the following:

1)	As of the Effective Date, the Holder irrevocably and unconditionally releases, acquits, and forever discharges the Borrower and any successors to its interests, from any and all known or unknown claims, charges, promises, actions, or similar rights that the Holder presently may have relating in any way to its rights relating to the Note.
2)	The Parties agree to cancel the Note and any and all obligations of the Note.
3)	The Holder agrees to a complete release of any and all obligations of the Borrower.
4)	The Borrower agrees to a complete release of any and all obligations of the Holder.
5)

Each Party acknowledges that no promise or agreement not expressed in this Agreement has been made to the other Party and that neither Party shall have claims or other recourse now or forever with respect to this Agreement.

6)	This Agreement shall be binding upon each Party’s legal representatives, administrators, executors, and assigns.
7)	This Agreement shall be governed by and construed under the laws of the STATE OF

CALIFORNIA, REGARDLESS OF LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

8)	This Agreement represents the entire agreement between the Parties and has been entered into with a full understanding of its terms. This Agreement may not be changed orally, and any written change or amendment must be signed and accepted by the Company. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

WHEREFORE, the undersigned parties to this Agreement have agreed to the foregoing as of the Effective Date.

Agreed as of the Effective Date,

For the Borrower:

X //signed//

For the Holder:

X //signed//

(end of document)

 Exhibit 5

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this "Agreement") is entered into effective June 8, 2020 (the "Effective Date"), by and among Cannabis Global, Inc., a Nevada corporation, formerly known is MCTC Holdings, Inc., a Delaware company (the "Borrower") and Ma Helen M. Am Is, Inc., a Wyoming corporation (the "Holder and seller").

RECITALS

l) Borrower and Holder are parties (the "Parties") to the February 12, 2020 Seller's Acquisition Note. (the "Note").

2) The Note has a Maturity Date of July 15, 2020.

3) The Parties desire to reach a mutually agreeable resolution to the Note, whereas the Note shall be cancelled and a new note with an extended maturity date issued.

The Holder agrees to cancel the Note in consideration of the issuance of a Replacement Note, which shall have a maturity date of November 15, 2020.

In consideration for the cancellation and the acceptance of the Replacement Note, the Holder accepts an increase in the non-default interest rate from eight percent (8%) to ten percent (10%).

The default interest rate shall be increased from fifteen percent (15%) to eighteen percent (18%).

The maturity date of the Replacement Note shall be November 15, 2020.

The Parties agree to the cancellation of the Note and the reissuance of the Replacement Note, as of the Effective Date.

The Parties further agree Note was not in Default as of the Effective Date and at no time did the Note Default.

The Parties agree that the Note is hereby cancelled as of the Effective Date.

The Borrower agrees as of the Effective Date to issue the Replacement Note and the Holder agrees to accept the Replacement Note.

In Agreement by the Parties,

For the Holder:

X: //signed//

For the Borrower

X: //signed//

(end of document)

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this "Agreement") is entered into effective June 8, 2020 (the Date"), by and among Cannabis Global, Inc., a Nevada corporation, formerly known is MCTC Holdings, Inc., a Delaware company (the "Borrower") and New Horizons Laboratory Services, Inc., a Wyoming corporation (the "Holder and seller")..

RECITALS

l) Borrower and Holders are parties (the "Parties") to the February 12, 2020 Seller's Acquisition Note. (the "Note").

2) The Note has a Maturity Date of July 15, 2020.

3) The Parties desire to reach a mutually agreeable resolution to the Note.

Now, therefore:

The Holder agrees to cancel the Note in consideration of the issuance of a Replacement Note, which shall have a maturity date of November 15, 2020.

In consideration for the cancellation and the acceptable of the Replacement Note, New Horizons accepts an increase in the non-default interest rate from eight percent (8%) to ten percent (10%).

The default interest rate shall be increased from fifteen percent (15%) to eighteen percent (18%).

The maturity date of the Replacement Note shall be November 15, 2020.

The Parties agree to the cancellation of the Note and the reissuance of the Replacement Note, effective June 8, 2020.

The Parties further agree that the Note was not in Default as of the Effective Date of this Agreement and that at no time did the Note Default.

The Borrower agrees as of the Effective Date to issue the Replacement Note and the Holder agrees to accept the Replacement Note.

The Parties agree that the Note is hereby cancelled as of the Effective Date.

In Agreement by the Parties,

For the Holder:

X: //signed//

For the Borrower

X: //signed//

(end of document)

PROMISSORY NOTE

Principal Amount: $225,000.00

Issuance Date: June 8, 2020

FOR VALUE CONSIDERATION relative to the acquisition by Cannabis Global Inc., a Nevada corporation (“The Company”), formerly known as MCTC Holdings, Inc., a Delaware corporation, of Lelantos, Inc., a Wyoming Corporation, dated February 12, 2020, the Company hereby promises to pay to the order New Horizons Laboratory Services, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

1.	SECTION ONE - GENERAL TERMS
1.1.	Maturity Date. The “Maturity Date” shall be November 15, 2020, as may be extended at the option of the Holder, or as provided herein.
1.2.	Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eighteen percent (18%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
2.	SECTION TWO - EVENTS OF DEFAULT
2.1.	“Event of Default”, wherever used herein, means any one of the following events

(whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

2.2.	The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;
2.3.	The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a. The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

3.	OTHER PROVISIONS
3.1.	Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.

THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.

The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

3.2. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

3.3 Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Note shall be immediately payable, at the option of the Holder.

4.	REISSUANCE OF THIS NOTE
4.1.	Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
4.2.	Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.
4.3.	Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

5.	OTHER PROVISIONS
5.1.	NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
a)	Except as expressly provided herein, no provision of this Not shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.
b)	This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
c)	No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.
d)	If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

e)	Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.
f)	If any provision of this Note is invalid, illegal or unenforceable, the balanceof this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
g)	Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

CANNABIS GLOBAL, INC.

X  /s/ Arman Tabatabaei

ARMAN TABATABAEI – CEO

(END OF AGREEMENT)

PROMISSORY NOTE

Principal Amount: $225,000.00

Issuance Date: June 8, 2020

FOR VALUE CONSIDERATION relative to the acquisitionby Cannabis Global Inc., a Nevada corporation (“The Company”), formerly known as MCTC Holdings, Inc., a Delaware corporation, of Lelantos, Inc., a Wyoming Corporation, dated February 12, 2020, the Company hereby promises to pay to the order Ma Helen M. Am Is, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

1.	SECTION ONE - GENERAL TERMS
1.1.	Maturity Date. The “Maturity Date” shall be November 15, 2020, as may be extended at the option of the Holder, or as provided herein.
1.2.	Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eighteen percent (18%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
2.	SECTION TWO - EVENTS OF DEFAULT
2.1.	“Event of Default”, wherever used herein, means any one of the following events

(whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

2.2.	The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;
2.3.	The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a. The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

3.	OTHER PROVISIONS
3.1.	Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.

THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.

The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

3.2. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

3.3 Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Note shall be immediately payable, at the option of the Holder.

4.	REISSUANCE OF THIS NOTE

4.1.	Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

4.2.	Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

4.3.	Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

5.	OTHER PROVISIONS
5.1.	NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
a)	Except as expressly provided herein, no provision of this Not shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.
b)	This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
c)	No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.
d)	If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

e)	Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.
f)	If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
g)	Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

CANNABIS GLOBAL, INC.

X /s/ Arman Tabatabaei

ARMAN TABATABAEI – CEO

(END OF AGREEMENT)

Exhibit 6

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Cannabis Global, Inc., a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Lelantos Biotech, a Wyoming corporation, or its assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of five hundred thousand dollars and no cents [$500,000] (the “Loan”), together with 5% interest per annum thereon, as provided in this Promissory Note (the “Note”). The Effective Date of this Note is June 15, 2020.

1.  Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to close.

“Debt” of the Borrower means all indebtedness for borrowed money.

“Default” means any of the events specified in Section 8 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 8 would, unless cured or waived, become an Event of Default.

“Effective Date” means June 15, 2020.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Law” means the law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of the States of Colorado (as to the enforcement of this Note) whether now or hereafter in effect.

“Loan” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the date on which all amounts under this Note shall become due and payable pursuant to Section 3.1.

 “Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2. Loan Obligation. Pursuant to the Noteholder’s full and complete legal assignment of all legal right, title and interest to the patent applications appended hereto as consideration.

3.  Final Payment Date; Optional Prepayments.

    3.1   Payment Date. The aggregate unpaid principal amount of the Loan under this Note shall be paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025.

    3.2  Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid.

4.  Interest.

    4.1  Interest Rate. No interest is applicable to the Loan.

 5.  Payment Mechanics.

    5.1  Manner of Payments. All payments principal shall be made in lawful money of the United States of America no later than [12:00] PM on the date on which such payment is due by [cashier’s check, certified check or by] wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

    5.2  Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

6.  Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

    6.1  Existence; Compliance with Laws. The Borrower is a corporation duly formed, and validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

6.2  Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3  Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

     6.4  No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

     6.5  No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

     6.6 Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.

   6.7  No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note, or any of the transactions contemplated hereby or (b) that could be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

7.  Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

    7.1  Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

    7.2  Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

   7.3  Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

    7.4  Notice of Events of Default. As soon as possible and in any event within two [2] Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

    7.5  Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8.  Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1  Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due and such failure continues for thirty [30] days after written notice from Noteholder to the Borrower.

8.2  Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3  Bankruptcy.

(a)  the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)  there is commenced against the Borrower any case, proceeding or other action of a nature which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains un-dismissed, undischarged or un-bonded for a period of ninety [90] days;

(c)  there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ninety [90] days from the entry thereof;

(d)  the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above; or

(e)  the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

    8.4  Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty [60] days from the entry thereof.

9.  Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law.

10.  Miscellaneous.

10.1  Notices.

(a)  All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)  If to the Borrower:

Cannabis Global, Inc.

520 S. Grand Avenue, Ste. 320

Los Angeles, CA 90071

Attention: Mr. Arman Tabatabaei, Principal Executive & Financial Officer

Email: arman@cannabisglobalinc.com

(ii)  If to the Noteholder:

Lelantos Biotech

30 N Gould St Ste R

Sheridan, WY 82801

Attention: Ms. Ma Helen M Am Is

(b)  Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

10.2  Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees arising from the enforcement of the Noteholder’s rights hereunder.

    10.3  Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of California.

10.4  Submission to Jurisdiction.

(a)  The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State or federal courts of California, sitting in the City of Los Angeles, and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)  Nothing in this Section 10.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

10.5 Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.6  Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.7 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

    10.8  Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

    10.9  Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

    10.10  Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

    10.11  Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

    10.12  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    10.13  Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, the Borrower has executed this Note as of June 15, 2020.

CANNABIS GLOBAL, INC. A Nevada Corporation
By: /s/ Arman Tabrabaei Name: Arman Tabatabaei Title: CEO, CFO

ACCEPTED: LELANTOS BIOTECH A Wyoming Corporation
By: /s/ Ma Helen M Am Is Ms. Ma Helen M Am Is Title: Director, CEO